                                                                    EXHIBIT 10.1
                    _______________________________________

                         MANAGEMENT SERVICES AGREEMENT
                    _______________________________________


     THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement") is made and entered into as of the 22nd day of September, 1998, by and between QNOV, a Louisiana joint venture ("Owner"), and HWCC-SHREVEPORT, INC., a Louisiana corporation ("Operator").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Owner is or will become (i) the lessee of those certain premises located on or adjacent to the Red River in the City of Shreveport, State of Louisiana owned by the City of Shreveport and more particularly described on Exhibit "A" which is attached hereto and made a part hereto by reference (the
-----------
"Property"), (ii) owner in fee of a pavilion, hotel, parking garages and other facilities to be located on the Property and (iii) owner in fee or lessee of a riverboat to be located in a coffer dam on the Property which upon receipt of certain approvals from the Louisiana Gaming Control Board (the "Board") will be entitled to conduct gaming activities thereon (collectively referred to as the "Complex"); and

     WHEREAS, Operator and its affiliates have extensive experience in casino operations and management and have the knowledge and expertise to manage and operate the Complex on behalf of Owner; and,

     WHEREAS, Owner desires to benefit from the Operator's expertise in the management and operation of the Complex and Operator is willing to manage and operate the Complex on behalf of Owner, all in accordance with the terms and pursuant to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises, representations, warranties, understandings, undertakings and covenants herein contained, and intending to be legally bound thereby, Owner and Operator hereby covenant and agree as follows:

                                  ARTICLE ONE
                                  -----------
                            APPOINTMENT OF OPERATOR
                            -----------------------

     l.01 Appointment and Term.  Owner hereby appoints and employs Operator, and
          ---------------------
Operator agrees, to act as its sole and exclusive agent for the supervision, direction and control of the management of the Complex (or any additions or expansions thereto) on the Owner's behalf, upon the terms and conditions hereinafter set forth for a term commencing as of the date the Louisiana Gaming Control Board approves of the development of the Complex (the "Commencement Date") through the date Owner no longer holds a riverboat gaming license in Louisiana, subject to earlier termination in accordance with Article Eleven of this Agreement (the "Term"). Upon termination of the Term or any early termination as provided herein, Owner shall forthwith pay to Operator any and all amounts due to Operator as of such termination date.

     1.02 Relation of the Parties.  In taking any action pursuant to this
          -----------------------
Agreement, Operator will be acting only as the appointed agent or representative of Owner, and nothing in this Agreement shall be construed as creating a tenancy, partnership, joint venture or any other relationship between the parties hereto, except that of principal and agent. All debts and liabilities properly incurred by Operator in the course of its management and operation of the Complex hereunder shall be the debts and obligations of the Owner only, and Operator shall not be liable therefor, except as specifically stated to the contrary herein.

                                  ARTICLE TWO
                                  -----------
                              PRE-OPENING PROGRAM
                              -------------------

     2.01 Construction of the Complex.  Owner hereby warrants and represents
          ----------------------------
that it is presently preparing for the construction of the Complex. During such construction, and prior to the Opening Date (as hereafter defined), Operator shall perform the following project development services for Owner, provided Owner separately provides Operator reimbursement of (i) all expenses incurred by Operator under the provisions of this Section 2.01, and (ii) the compensation
                                      ------------
(including any and all salaries, expenses, benefits, and the like) paid to Operator's employees or those employees of Operator's affiliates assigned to the Complex on a full-time basis for the purpose of providing the following project development services until the Opening Date:

     (a) Pre-opening sales office set-up, together with a pre-opening marketing plan to be approved in advance by Owner, which approval shall not be unreasonably withheld or unduly delayed; and,

     (b) Hiring of personnel in accordance with the provisions of this Agreement; and,

     (c) Coordination of initial inventories purchases; and,

     (d) Establishment of operating policies and procedures for the entire Complex; and,

     (e) Establishment of Complex security systems for assets, personnel and patrons; and,

     (f) Establishment of accounting and internal control systems and procedures; and,

     (g) Establishment of a preventative maintenance program; and,

     (h) Establishment of risk management policies and procedures; and,

     (i) Training of all staff.

     Notwithstanding the foregoing, the aggregate amount of all reimbursements paid by Owner to Operator for project development services shall not exceed the amount included for such reimbursements in the Pre-Opening Budget described in
Section 4.10(a)(i).
------------------

     2.02 Construction, Furnishings and Equipment of the Complex.  Owner
          -------------------------------------------------------
warrants and represents:

     (a) That the Complex will be professionally designed, fully-furnished and provided with all necessary accessories, including but not limited to casino equipment and supplies, and will meet all fire, security and alarm requirements of all applicable building codes; and,

     (b) That Owner will provide, initially and throughout the Term, and at Owner's sole cost and expense, full and adequate inventories of food and beverage and of consumable items utilized in operating the Complex, such as soap, cleaning materials, matches, stationery and all other similar items; and,

     (c) That Owner will provide, initially and throughout the Term, and at Owner's sole cost and expense, sufficient working capital, as contemplated in
Section 4.09, for the operation of the Complex.
------------

     2.03 Technical Services Agreement.  Simultaneous with the execution of this
          ----------------------------
Agreement, Owner and Operator or one of its affiliates shall have entered into a Technical Services Agreement, a form of which is attached hereto as Exhibit "B"
                                                                    -----------
(the "Technical Services Agreement").

     2.04 Title to Complex.  Owner covenants and agrees that it will have and it
          ----------------
will maintain throughout the Term of this Agreement:

     (a) A leasehold interest in the Property (and the riverboat, if the Owner shall so elect), and full ownership of and title to the improvements of the Complex, except for such mortgages or other encumbrances related to Owner's financing of the purchase and refurbishment of the Complex to be constructed on the Property (the "Project Financing"); and,

     (b) Full ownership of the furnishings, fixtures and equipment located on the Property ("FF&E"), free and clear of any liens, encumbrances, covenants, charges, burdens or claims, except: (i) such as do not materially and adversely affect the use thereof by Operator; (ii) mortgages or other encumbrances related to the financing of the Complex and the FF&E; (iii) leases of personal property and equipment; and (iv) purchase money mortgages. This Agreement shall not be subject to forfeiture or termination under any financing documents relating to the Complex, except in accordance with the provisions of this Agreement, notwithstanding that there shall be a default under such financing documents. Owner further covenants and agrees to pay and discharge any ground rents, any other rental payments, concession charges or any other charges payable by Owner in respect of the Complex, and, at its own expense, to undertake and prosecute all appropriate actions, judicial or otherwise, to facilitate the quiet and peaceable operation of the Complex by Operator. Owner also agrees to pay, prior to delinquency, all taxes and assessments of whatever type which may become a lien on the Complex and which may be due and payable during the Term, unless (i) payment thereof is in good faith being contested by Owner, (ii) enforcement of any purported lien is stayed, and (iii) Owner maintains adequate reserves in a separate account with a reputable financial institution in order to discharge any such lien upon five (5) days notice of the existence of such lien.



                                 ARTICLE THREE
                                 -------------
                                    NOTICES
                                    -------

     Any and all written notices required by this Agreement shall be either hand-delivered or mailed, certified mail, return receipt requested, telecopied, or sent via commercial courier, addressed to:

          TO OPERATOR:              HWCC-Louisiana, Inc.
          ------------
                                    Two Galleria Tower, Suite 2200
                                    13455 Noel Road, LB 48
                                    Dallas, Texas 75240
                                    Attention: President
                                    Telecopier No. (972) 386-7411

          TO OWNER:                 Shreveport Paddlewheels, L.L.C.
          ---------
                                    New Orleans Paddlewheels, Inc.
                                    610 S. Peters
                                    New Orleans, Louisiana 70130
                                    Attention: Duane Smith
                                    Telecopier No. (504) 587-1698

                                    Sodak Louisiana, L.L.C.
                                    5301 South Highway 16
                                    Rapid City, South Dakota  57701
                                    Attention: General Counsel
                                    Telecopier No. (605) 355-4976

                                    HWCC-Louisiana, Inc.
                                    Two Galleria Tower, Suite 2200
                                    13455 Noel Road, LB 48
                                    Dallas, Texas 75240
                                    Attention: President
                                    Telecopier No. (972) 386-7411

All notices hand-delivered shall be deemed delivered as of the date actually delivered. All notices mailed shall be deemed delivered as of three (3) business days after the date postmarked. All notices telecopied shall be deemed delivered as of the business day immediately following the date receipt of the telecopy is confirmed. All notices sent via commercial courier shall be deemed delivered as of the business day immediately following the date the notice is entrusted to the commercial courier service with directions for service within one (1) day. Any changes in any of the addresses listed herein shall be made by notice as provided in this Article Three.

                                  ARTICLE FOUR
                                  ------------
                                   OPERATION
                                   ---------

     4.01 Standards.
          ---------

     (a) With respect to the operation of the Complex pursuant to this and every other applicable Section of this Agreement, subject to the terms of Section 4.11
                                                                    ------------
of this Agreement, Operator shall manage the Complex in a manner consistent with both a first class entertainment complex and the standards and procedures exercised by Operator, its subsidiaries and affiliates, in the management of other casinos owned and operated by affiliates of Operator of the same or similar type, class and quality as the Complex, as such standards and procedures may be reasonably modified or revised by Operator from time to time, all in a professional manner and in the exercise of good faith.

     (b) In order for Operator to meet or exceed the aforementioned standards and procedures in a professional manner, and to comply with any legal requirements, Owner hereby agrees that, subject to the terms of Section 4.11 of
                                                                ------------
this Agreement, (i) Operator shall have uninterrupted control and operation of the Complex during the Term of this Agreement, (ii) Owner will not interfere or involve itself with the day-to-day operation of the Complex, and (iii) Operator may operate the Complex free of molestation, eviction or disturbance by Owner or any third party claiming by, through or under Owner. Examples of the matters which Operator in its sole and exclusive discretion shall determine from time to time hereunder include, but shall not be limited to: rates; prices; charges to guests for other services performed by Operator at the Complex; the issuance of credit or other like decisions; the granting of complementaries or other like decisions; the terms of admittance to the Complex for purposes of entertainment; the labor policies of the Complex; and the type and character of publicity and promotion.

     4.02 Permits.  Owner, with the assistance of Operator, shall obtain and
          -------
maintain in full force and effect all necessary licenses and permits as may be required for the operation of the Complex by Operator including, without limitation, casino, liquor, bar, restaurant, sign, coast guard and hotel licenses. All licenses and permits are to be in effect as of the date the Complex opens for business (the "Opening Date"). Operator undertakes to comply fully with any and all reasonably imposed conditions set out in any such licenses and permits.


     4.03 Personnel.
          ---------

     (a) All personnel of the Complex, except those mentioned in Section
                                                                 -------
4.03(b), shall be personnel of Owner. As agent for Owner, Operator shall have the sole and absolute discretion to hire, supervise, direct the work of, discharge and determine the compensation and other benefits of all personnel working in the Complex. Owner shall not interfere with or give orders or instructions to personnel employed at the Complex. Operator, in its sole and absolution discretion, shall determine the fitness and qualification of such personnel. Operator shall in no way be liable to said personnel or to Owner for any and all claims for wages, compensation or other benefits (including, without limitation, severance, pension, superannuation, retirement and termination pay) asserted by or on behalf of such personnel. The salaries, other compensation and benefits of such personnel shall be paid by Owner.

     (b) Operator shall employ, in Operator's name but as agent of Owner and at
Owner's sole expense, the General Manager of the Complex.   Such General Manager
shall be selected through a process by which the Operator (i) provides Owner with up to three (3) candidates for such position and (ii) selects the candidate of its choice, subject to Owner's approval, which approval shall not be unreasonably withheld. The Operator shall present the General Manager compensation package to the Owner for approval and inclusion in the Annual Budget (as hereafter defined). Operator shall pay the salary, other compensation and benefits of such General Manager (as approved in the Annual Budget), for which Operator shall be reimbursed by Owner each month as a charge against Complex operations. Upon any termination of this Agreement, Operator shall have the right, but not the obligation, to remove or terminate General Manager from his or her duties at the Complex simultaneously with the termination hereof; Owner hereby covenants and agrees that, unless Operator terminates the employment of the General Manager, it shall not hire or otherwise retain such General Manager either prior to or after removal by Operator, without Operator's prior written consent thereto, which consent may be unreasonably withheld. As an expense of Complex operations, Operator shall have the right to grant the General Manager (i) such complimentary privileges usual and customary in the industry to similar positions, (ii) housing and meal allowances, including complimentary housing and meals at or near the Complex as is usual and customary in the hospitality industry for similar positions, or
(iii) both (i) and (ii).

     (c) Owner shall pay monthly to Operator all reasonable travel, lodging and meal costs and expenses incurred by Operator's employees, and those of subsidiaries and Operator's affiliated entities, prior to and after the Complex is opened to the public as the same are incurred in the performance of duties imposed under this Agreement solely for the benefit of the Project and as agreed to by Owner in the Annual Budget. Operator shall have the right, which right shall not be unreasonably exercised, to determine the advisability of such travel. Operator's employees shall be furnished and provided with rooms and food, as an expense of Complex operations, whenever such employees are located at the Complex in the performance of this Agreement.

     (d) Operator shall, as agent for Owner and at Owner's sole expense, employ third-party specialists to perform services for the Complex related to the operation, maintenance and/or protection of the Complex, such as engineers, designers, attorneys and the like.

     4.04  Sales and Promotions.
           --------------------

     (a) Operator shall cause the Complex to participate in sales and promotional campaigns and, as appropriate, activities involving complimentary items to hotels, casinos, travel agents, tourist officials and airline representatives and other hospitality industry representatives. Operator shall have the sole right to entitle the key personnel and the personnel employed by Owner and Operator to grant complimentary items when the same is customary in the travel, hospitality or gaming industry or in Operator's standard practice or policy.

     (b) Owner and Operator shall establish certain standards relating to the granting or extension of credit and, unless and until Owner and Operator agree to revise such standards, Owner agrees to bring no influence on Operator or the General Manager with respect to requests from Owner to deviate from such standards.

     (c) Subject to the terms of Section 4.11 of this Agreement, Operator, on
                                 ------------
behalf of Owner, shall institute and supervise a sales and marketing program and shall coordinate and cooperate with the local and national sales and marketing programs of Operator and its affiliated entities and shall also coordinate with tour programs marketed by airlines, travel agents and government tourist departments when Operator determines such programs are in the best interest of Owner.

     4.05   Maintenance and Capital Replacement.
            -----------------------------------

     (a) Owner recognizes the necessity of a program of replacement of FF&E and the need to cause the Complex to continue to be furnished, equipped and landscaped in accordance with the standards described herein. Both parties recognize that the particular properties or particular articles of FF&E may not require expenditure for maintenance and repairs in any given year, but average costs thereof shall be reflected in the Budgets (as defined in Section 4.10(a)).
                                                               ---------------
During the first year of operations hereunder, a reserve of not less than one and one-half percent (1.5%) of the gross revenues of the Complex shall be established for replacements, substitutions and additions to FF&E, such reserve to be established by setting aside each month from operating profits an amount equal to one and one-half percent (1.5%) of the gross revenues of the Complex for such month; for the second operating year (and for each operating year thereafter), the respective percentages shall be increased to two percent (2%), respectively. In determining the Annual Budget (as defined in Section
                                                              -------
4.10(a)(iii)) of the second operating year (and for each operating year
------------
thereafter), Owner and Operator shall mutually agree as to whether such reserve should be increased or decreased, it being understood that the account of such reserve must always be sufficient to meet the standards established hereunder.

     (b) Operator, as agent of Owner, is authorized to make and enter into such agreements as are in Operator's reasonable opinion necessary for the operation, supply and maintenance of the Complex as required by this Agreement. Notwithstanding the foregoing, Operator agrees to use its best efforts to enter into agreements for the provision of goods and/or services to the Complex at the fair market value of the goods and/or services provided or rendered.

     (c) Operator shall have the right, without prior approval of Owner, to make alterations, additions or improvements in or to the Complex as are consistent with the standards established hereunder, provided that prior approval of Owner is required for any single expenditure having a cost in excess of $50,000, or for aggregate expenditures in any calendar year in excess of $250,000. The cost of such alterations, additions or improvements shall be charged directly to current expenses of the Complex or shall be capitalized and amortized on the books of account of the Complex in accordance with Operator's standard accounting practices consistently applied.

     (d) In the event that, at any time during the Term of this Agreement, repairs or additions to or changes in the Complex shall be required by reason of any laws, ordinances, rules or regulations now or hereafter in force, or by proper and lawful order of any governmental or municipal power, department, agency, authority, or officer, such repairs or changes shall be made at the discretion of Operator, without the prior approval of Owner; provided that Operator shall use its best efforts to consult, in advance, with Owner with respect to such changes, additions or repairs.

     4.06     Accounting Services.
              -------------------

     (a) Operator, at Owner's sole cost and expense, shall maintain a complete accounting system in connection with the management of the Complex. The books and records shall be kept in accordance with generally accepted accounting principles consistently applied ("GAAP"), as applied by Operator or its subsidiaries or Operator's affiliated entities in other gaming operations similar to the Complex and as approved by the Owner, which approval shall not unreasonably be withheld. Books and accounts shall be maintained at the Complex. Title to such books and accounts shall vest jointly in Owner and Operator, while possession of such books and records shall vest solely in Operator; provided, however, that upon proper termination of this Agreement and proper and timely payment to Operator of all sums due to or accrued for the benefit of Operator under this Agreement, title to and possession of such books and accounts shall vest in Owner. Owner shall have the right and privilege of examining and copying said books and records at any reasonable time during regular business hours.

     (b) Operator, at Owner's sole cost and expense, shall cause a certified audit of the Complex to be performed annually by such reputable accounting firm mutually acceptable to Owner and Operator, and at least three (3) copies thereof shall be furnished to each party not later than ninety (90) days from the end of Owner's fiscal year, with Operator utilizing its good faith efforts to ensure that such accounting firm "signs off" on the numbers contained therein within forty-five (45) days from the end of Owner's fiscal year. Nothing herein contained shall prevent Owner, at its sole expense, from designating a reputable accounting firm to, upon reasonable prior written notice, examine the books and records of the Complex during regular business hours.


     (c) On or before the twenty-fifth (25th) day of each month, for the first six (6) months following the Opening Date and on or before the fifteenth (15th) day of each month thereafter, Operator shall furnish Owner with an unaudited operating statement for the prior calendar month detailing (i) Statistical Data,
(ii) Gaming Revenue Data (broken down by departmental or revenue source by line item), (iii) Gaming Operating Expense Data (broken down by departmental or expense source by line item) (iv) Food & Beverage Department Data, (v) Other Income Data, (vi) Overhead Departments Data, (vii) Fixed Charges, (viii) Gross Operating Profit, and (ix) Net Income or Loss, including management fees and other amounts paid to Operator. Any adjustment required to make up an underpayment or to refund an overpayment of the monthly payments to Operator, as revealed in any monthly operating statement, shall be made by way of an adjustment in the payment during the month following the furnishing of said monthly operating statement. Likewise, any adjustments predicated on the annual audited statements for the Complex, will be made during the first month following completion of the annual audit.

     4.07  Bank Accounts.
           -------------

     (a) Operator shall establish at reputable financial institution(s) reasonably approved by Owner such Complex bank accounts as Operator deems necessary for the operation of the Complex. The accounts shall be styled "name of Complex-type of account" (e.g., operations, payroll), and all bank accounts shall provide that Operator's designees shall be the only parties authorized to draw upon said accounts. At least thirty (30) days prior to the Opening Date, Owner shall deposit an amount no less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) into the operating bank account, as designated by Operator, to serve as a minimum bank account to use as the Complex's initial operating capital in accordance with the approved Budgets. After the Opening Date, Operator shall deposit, not less frequently than monthly, any cash on hand in excess of its reasonably anticipated operating capital needs for the next thirty (30) days and of any reserves required hereunder in such bank accounts or other depositories as may be designated by Owner. It is understood that Operator shall maintain funds at the Complex and shall make payments therefrom as the same are usually and customarily made in the hospitality and gaming industry.

     (b) During the Term hereof, Owner shall furnish to Operator true and correct copies of all property tax statements and insurance policies and all financing documents (including notes and mortgages) relating to the Complex. Without in any way diminishing Owner's responsibility hereunder, Operator shall be authorized, if Owner so requests in writing, to pay from the Complex bank accounts the amounts indicated by said statements and/or documents, provided sufficient funds are in such Complex accounts.

     4.08  Concessions.  Operator shall have the exclusive right to consummate,
           -----------
in the name of and for the benefit of Owner, arrangements and leases with concessioners, licensees, tenants and other users of any commercial space in the garage or with respect to a gift shop, beauty shop or the like in the hotel or pavilion, at then-prevailing commercially reasonable rates.


     4.09   Expenses.
            --------

     (a) All costs, expenses, funding of operating deficits and working capital, and other obligations and liabilities hereunder ("Owner's Financial Obligations") shall be the sole and exclusive responsibility and obligation of Owner, except for those instances herein where it is expressly and specifically stated that such item shall be for the accounts of Operator. It is understood that statements herein indicating that Operator shall "furnish," "provide" or otherwise supply, present or contribute items or services hereunder shall not be interpreted or construed to mean that Operator is liable or responsible to fund or pay for such items or services, except in those specific instances mentioned above.

     (b) With respect to Owner's Financial Obligations, the same shall be funded and/or paid for as follows: (i) First, from monies which may be available in the Complex accounts maintained by Operator hereunder; and (ii) Second, if such Complex accounts maintained by Operator hereunder do not contain monies sufficient to fund and/or pay Owner's Financial Obligations, from monies which shall be deposited by Owner in such Complex accounts within fifteen (15) days
after request therefor by Operator in writing.   If such monies are not so
deposited by Owner (and Operator's affiliate that is a joint venturer in Owner has tendered its required share of such requested capital) in the amounts requested by Operator within such fifteen (15) day period, Operator shall have the right, but not the obligation, to terminate this Agreement upon thirty (30) days prior written notice to Owner and, in the event of two (2) consecutive such defaults in any calendar year, upon five (5) days prior written notice to Owner. It is understood that Owner shall have the opportunity to cure such default by depositing such monies during the respective thirty (30) day or five (5) day notice period. It is agreed that any such termination shall not cause or create any liability, responsibility, duty or obligation by Operator to Owner, and Owner shall be deemed to have waived any rights or remedies it may have with respect to such termination. In the event (x) EBITDA (as hereafter defined in
Section 5.03 of this Agreement) less capital expenditures, interest expense and
------------
scheduled amortization of principal for indebtedness owing under the first mortgage financing and equipment financing obtained by Owner prior to the Opening Date, if any, and taxes ("Cash Flow") for the Complex is in excess of $1 for the immediately preceding twelve months and (y) Operator elects to terminate this Agreement in accordance with this Section 4.09(b), in addition to any and
                                       ---------------
all other payments and monies owed to Operator, including without limitation, accrued charges with respect to insurance procured by Operator for Owner in accordance with Article Six and accrued and unpaid Basic Management Fees (as hereafter defined) and Complex Incentive Fees (as hereafter defined), Owner shall be obligated to pay to Operator an amount equal to two (2) times the sum of the Basic Management Fees and Complex Incentive Fees payable by Owner for the immediately preceding fiscal year of Owner.

     (c) It is understood and agreed that Operator shall have no obligation or duty to fund and/or pay for any of Owner's Financial Obligations.

     4.10 Budgets.
          -------

     (a) Operator shall be obligated to furnish Owner with the following budgets in a form agreed to by Owner and Operator (collectively "Budgets") during the Term hereof:

         (i) A pre-opening budget ("Pre-Opening Budget") at least ninety (90) days prior to the Opening Date, which Pre-Opening Budget shall detail all costs and expenses reasonably anticipated by Operator for the actions described in
Section 2.01.
------------

         (ii) A commencement budget ("Opening Budget") at least sixty (60) days prior to the Opening Date to be updated within thirty (30) days after the Opening Date, which Opening Budget shall detail all costs, expenses and reserves reasonably anticipated by Operator, or contemplated in this Agreement, during the remainder of the first calendar year of the Term of this Agreement, including but not limited to, working capital, initial operating equipment and supplies, expenditures for recruiting, training, advertising and promotion and other similar costs and expenses.

         (iii) An annual budget ("Annual Budget") at least forty-five (45) days prior to the end of the first calendar year in which the Complex opened and each succeeding calendar year of the Term hereunder. Each Annual Budget shall detail all costs, expenses on a line item basis and reserves reasonably anticipated by Operator, or contemplated in this Agreement, for the next succeeding year. Annual Budgets may be amended from time to time, after submission by Operator to Owner of such amendments.

     (b) Operator makes no guarantee, warranty or representation whatsoever in regard to Budgets, same being intended as reasonable estimates only.

     (c) With respect to any deficits which may arise as a result of operations hereunder, Owner shall be obligated to fund and pay such deficits which are not covered by Complex income within fifteen (15) days after written request therefor by Operator. If Owner fails or delays in furnishing funds to cover deficits as aforesaid (by failure to approve or delay in approving Budgets in a timely manner or otherwise), Operator shall have no responsibility or liability therefor, and Owner shall indemnify and hold harmless Operator with respect to any liability, however arising, which may arise out of or relate to, directly or indirectly, such failure or delay in funding such obligations.

     (d) All Budgets submitted by Operator to Owner under this Section 4.10
                                                               ------------
shall (i) be prepared generally in accordance with GAAP, (ii) be presented substantially in the format of the operating statements required of Operator pursuant to Section 4.06(c) of this Agreement, (iii) include detailed business
            ---------------
and market plans, and (iv) be subject to Owner's prior express approval, which approval shall not be unreasonably withheld or unduly delayed. For any period during which Owner and Operator are unable to agree on any given Budget, Owner and Operator shall be deemed to have agreed to the applicable Budget for the immediately preceding period, plus 5% for each line item thereof. If thirty (30) days have elapsed during any period for which Owner and Operator are unable to agree on a Budget, Owner and Operator hereby appoint Arthur Andersen & Co. (or any other independent accounting firm with gaming and hotel experience, as mutually agreed by Owner and Operator) as an independent arbiter which shall determine the appropriate Budget no later than four (4) weeks after its receipt of written notice of such a dispute. The arbiter's Budget shall be binding upon Owner and Operator. All expenses incurred as a result of the invocation of such independent arbiter provision shall be borne solely by the Owner, subordinated to the payment of all fees and expenses due to or accrued for the benefit of Operator pursuant to this Agreement. The provisions of this Section 4.10(d) are to be carried out in tandem with, and not
                   ---------------
as an alternative for, the arbitration provisions of Section 13.07 of this
                                                     -------------
Agreement.

     (e) The foregoing notwithstanding, Operator may incur expenses in excess of the amounts set forth in the Budgets provided:

         (i) the actual total expenditures for the operating department within which any given expense is allocable will not exceed one hundred ten percent (110%) of the total budgeted expenditures for such operating department approved in the then-applicable Budget; or

         (ii)  such expenditure is expressly authorized in this Agreement; or,

         (iii) Operator obtains Owner's prior approval of such expenditure, which approval shall not be unreasonably withheld or unduly delayed; or,

         (iv)  such expenditure is warranted by increased levels of business;
or,

         (v) such expenditure is required to meet emergency conditions and Owner is promptly advised thereof; or,

         (vi)  subject to the terms of Section 4.11 of this Agreement,
                                       ------------
additional expenditures are incurred by reason of the occurrence of an event or events not reasonably foreseeable by Operator; or,

         (vii) subject to the terms of Section 4.11 of this Agreement, such
                                       ------------
expenditure is caused by the occurrence of an event or events outside Operator's reasonable control.


     4.11 Owner Opportunity to Discuss with Operator.  The Owner shall have the
          ------------------------------------------
right to call a meeting with Operator in the event: (a) the Adjusted EBITDA Margin (as defined in Section 11.02 of this Agreement) for Owner for two
                      -------------
consecutive fiscal quarters is less than 75% of the Average Adjusted Competitor EBITDA Margin (as defined in Section 11.02 of this Agreement); or (b)
                             -------------

EBITDA (as defined in Section 11.02 of this Agreement) for the Owner for two
                      -------------
consecutive fiscal quarters is less than 75% of that set forth in the Annual Budget; or (c) EDITDA for the Owner is less than $1 for two consecutive fiscal quarters; or (d) in the event of a cash call; or (e) the Owner is unable to make a payment due under the Project Financing. The Operator shall attend, and shall cause the General Manager or the Chief Financial Officer of the Complex and the representative of Operator or its affiliate serving on Owner's management committee to attend, the meeting scheduled pursuant to this Section 4.11 and, if
                                                            ------------
Operator, the General Manager or the Chief Financial Officer of the Complex fail to attend such meeting, Owner shall be entitled to withhold Basic Management Fee payments due to Operator until such parties attend such meeting.

     4.12 Delivery of Notices.  Operator shall promptly deliver to Owner any
          -------------------
written citation, notification or other written communication from any regulatory entity that alleges or relates to any violation or alleged violation of any applicable law, rule or regulation with respect to the Complex or Operator's operation thereof.

                                  ARTICLE FIVE
                                  ------------
                            COMPENSATION OF OPERATOR
                            ------------------------

     5.01  Forms of Compensation.  For and in consideration of the services
           ---------------------
rendered by Operator pursuant to this Agreement, Owner agrees to pay to Operator
(a) the Basic Management Fee (as defined below), (b) the Complex Incentive Fee (as defined below) (subject to the terms and conditions set forth in Section 6.1 of the Amended and Restated Joint Venture Agreement dated as of July 31, 1998 (as amended) by and among HWCC-Louisiana, Inc., Sodak Louisiana, L.L.C. and Shreveport Paddlewheels, L.L.C. (the "Joint Venture Agreement")) and (c) all reimbursables set forth elsewhere in this Agreement.

     5.02 Basic Management Fee defined.  The term "Basic Management Fee" shall
          ----------------------------
mean a fee equal to two percent (2%) of the gross revenues from casino operations, hotel operations and all other Complex facilities and amenities managed by the Operator, including without limitation, all revenues and proceeds from business interruption or other loss of income insurance, less promotional allowances and less the items set forth below ("Complex Net Revenues"):

     (a) Any gratuities, or service charges added to a customer's bill or statement in lieu of gratuities, which are payable to Complex employees;

     (b) An amount equal to all credits or refunds made to customers, guests or patrons;

     (c) All sums and credits received in settlement of claims for loss or damage of FF&E or to the physical plant of the Complex;

     (e) Any and all income from the sale of FF&E and any capital assets;

     (f) Any compensation payments for claims against third parties arising out of or during the course of the operation of the Complex; and

     (g)  Investment income.

     The Basic Management Fee shall (i) be computed monthly before the payment of any and all gaming, income, franchise, federal, state or municipal taxes, and
(ii) be paid monthly in arrears on the tenth (10th) day of each month. The Basic Management Fee shall be included in all operating statements which Operator furnishes to Owner hereunder, and adjusted annually in accordance with the audited financial statements for the Complex.

     5.03 Complex Incentive Fee defined.  The term "Complex Incentive Fee" shall
          -----------------------------
mean a fee equal to the sum of (a) 5% of EBITDA in excess of $25 million and up to $35 million, (b) 7% of EBITDA in excess of $35 million and up to $40 million and (c) 10% of EBITDA in excess of $40 million. For the purpose of computing the Complex Incentive Fee, the term "EBITDA" shall equal Complex Net Revenues, less all Complex operating expenses (including the Basic Management Fee payable to Operator as set forth in Section 5.02 of this Agreement, but excluding any
                            ------------
fees payable to Sodak Gaming, Inc. and/or its affiliates under the Consulting Agreement dated as of the date hereof between Sodak Gaming, Inc. and Owner and the fees payable to Shreveport Paddlewheels, L.L.C. ("SPL") and/or its affiliates under the Marine Services Agreement dated as of the date hereof between Owner and SPL and/or its affiliate and the Amended and Restated Assignment of Joint Venture Interest dated the hereof among Sodak Louisiana, L.L.C., HWCC-Louisiana, Inc. and New Orleans Paddlewheels, Inc. ("NOP") or any other agreement providing for the payment to SPL, NOP, or their affiliates of a fee equal to 1% of Complex Net Revenues) calculated in accordance with GAAP; provided, however, that the following shall not be deducted from Complex Net
                                            ---
Revenues:

     (a) Depreciation and amortization of the Complex, FF&E or other assets of the Complex;

     (b)  Lease payments for the Complex;

     (c) Payments with respect to capital or operating leases;

     (d) Financing costs, including bank or insurance company interest charges, principal payments and other debt services;

     (e) Amortization of pre-opening expenses;

     (f) Capital expenditures, including replacement of FF&E except for normal maintenance and repairs;

     (g) The Complex Incentive Fee provided in this Section 5.03;
                                                    ------------

     (h) All franchise, federal, state or municipal taxes; or

     (i) Any unusual or extraordinary items.

     With respect to each fiscal year of Owner during the Term of this Agreement, commencing with the first calendar quarter of any fiscal year of Owner during which the EBITDA for the elapsed portion of such fiscal year exceeds $25 million and for each calendar quarter of such fiscal year thereafter, that portion of the Complex Incentive Fee which has accrued but remains unpaid shall be paid by Owner to Operator in arrears on the fifteenth (15th) day of the first month immediately succeeding any such calendar quarter. If for any fiscal year the aggregate amount of quarterly installments paid to Operator shall be more or less than the annual Complex Incentive Fee payable for such fiscal year, then, by way of year-end adjustment within fifteen
(15) days after delivery of such audited statements to Owner, Operator shall either pay into the Complex operating account for the benefit of Owner pursuant to this Agreement the amount of the overpayment, or shall withdraw from the Complex operating account the amount of any underpayment, as the case may be.

     5.04   Losses.  Losses in any year shall be borne exclusively by Owner and
            ------
shall not reduce the amount of any compensation which Operator may be entitled to receive hereunder for any prior, present, or subsequent years. No part of such losses shall be charged against, recaptured out of or otherwise serve to diminish or affect the EBITDA of the Complex for prior, present, or subsequent years.

                                  ARTICLE SIX
                                  -----------
                            INSURANCE AND INDEMNITY
                            -----------------------

     6.01   Property Insurance.  Operator shall procure and maintain, and Owner
            ------------------
shall pay for, from the Opening Date (or such earlier date mutually agreed to by Owner and Operator) and thereafter at all times during the Term hereof property insurance, equal to at least one hundred percent (100%) of the insurable value thereof on a replacement cost basis, or such lesser amount to which Operator, subject to the terms of Section 6.03 of this Agreement, may determine, against
                        ------------
loss or damage to the Complex and its contents from fire, boiler explosion and such other extended coverage risks and casualties as Operator shall deem necessary. Operator shall also procure and maintain, and Owner shall pay for, business interruption insurance against loss or damage by fire and other hazards customarily included in an extended coverage endorsement, including riot, civil commotion and insurrection, all of said business interruption insurance to be effective from the Opening Date and during the Term hereof. Such liability and property insurance coverage shall list Operator as an additional insured, with a right to thirty (30) days prior written notice in the event of cancellation or modification of coverage.

     6.02   Liability Insurance/Miscellaneous Coverages.  Subject to the terms
            -------------------------------------------
of Section 6.03 of this Agreement, Operator shall procure and maintain, and
   ------------
Owner shall pay for, during the Term hereof, the following insurance, which insurance shall list Operator and Operator's subsidiaries, affiliates, officers, directors, agents, servants, workmen, and employees (all collectively referred to herein as "Operator") as additional insured, with a right to thirty (30) days prior written notice in the event of cancellation or modification of coverage:

     (a) Comprehensive General Liability Insurance at a limit of at least $1 million per occurrence/$2 million aggregate, including, but not limited to, liquor liability and innkeepers liability coverage to protect against theft of or damage to guests' property;

     (b) Automobile Liability and Physical Damage Insurance for at least $1 million combined single limit to include broad form drive other car coverage;

     (c) Comprehensive Crime Insurance including, but not limited to, Employee Dishonesty and Depositor's Forgery Coverages;

     (d) Worker's Compensation Insurance and Employer's Liability, including the Maritime Employers Liability Endorsement, U.S.L.& H., and similar insurances as may be required by law;

     (e) Group Benefits Insurance including major medical and hospitalization for Complex employees;

     (f) Fiduciary Liability Insurance, as required by the Employment Retirement Income Security Act of 1974 covering pension and benefit plans, in a limit sufficient to cover the assets at risk;

     (g) Marine Hull and Machinery and Property Insurance in an amount equal to at least 100% of the agreed insurable value including all gaming equipment thereof on a replacement cost basis;

     (h) Marine Business Interruption Insurance against loss of profits measured by net income of the Owner;

     (i) Builder's Risk Insurance, if required, including delayed opening coverage;

     (j) Protection and Indemnity coverage, if required, including Jones Act, in an amount of at least $1 million with Excess Protection and Indemnity coverage in an amount of not less than $25 million;

     (k) Vessel Pollution Insurance, if required;

     (l) Media/Memorabilia Professional Liability Insurance affording protection for liabilities which may arise from the use and display of Hollywood themed media and memorabilia at the Complex of at least $2 million;

     (m) Any insurance which Owner or Operator may be required to obtain pursuant to any franchise covering the Complex;

     (n) Umbrella (Excess Liability) Insurance in an amount of not less than $100 million;

     (o) Any other insurance required by the terms of the Project Financing; and

     (p) Insurance against such other insurable risks as may reasonably be required.

     6.03  Insurance Standards and Requirements.
           ------------------------------------

     (a) It is agreed that all insurance hereunder shall fully and adequately protect Owner and Operator, and shall meet or exceed any requirements of applicable laws, rules or regulations, insurance underwriters, or other third parties having the right to determine insurance requirements for the Complex. Owner and Operator shall each approve all insurance required for the Complex with respect to amount and types of coverage, and the terms and conditions thereof; provided that, in making determinations hereunder with respect to insurance, Owner and Operator shall take into account Operator's advice derived
from its experience as a casino and hotel manager.   Insurance procured
hereunder shall be placed with reputable, financially sound insurance companies acceptable to Owner and Operator, and shall be obtained in the name of Owner or Operator (as agent for Owner), as the parties may mutually agree. All insurance hereunder shall name Operator and Owner as co-insureds and/or additional insureds. If Owner should refuse or delay in approving the procuring or maintaining of insurance which Operator reasonably deems to be advisable to obtain for the Complex, Operator shall have (i) the right, upon five (5) days prior written notice to Owner, to procure such insurance in Operator's own name but at Owner's sole cost and expense, and (ii) the right to terminate this Agreement upon sixty (60) days prior written notice to Owner, unless such insurance is procured by Owner within such notice period.

     (b) Operator shall submit to Owner each year a summary of the insurance coverage maintained by Operator with respect to the Complex, certified by an officer of Operator, and Owner shall have thirty (30) days thereafter to give its comments thereon to the other. If Operator receives no written comments from Owner within said period, the insurance program shall be deemed approved for that year.

     6.04   Indemnity.  Owner agrees:
            ---------

     (a) To indemnify and hold Operator free and harmless from any liability for injury or death to persons or damage or destruction of property due to any cause whatsoever, either in or about the Complex or elsewhere, as a result of the performance of this Agreement by Operator, its agents, workmen, servants, officers, directors or employees, irrespective of whether caused, wholly or partially, by the negligence of Operator, its agents, officers, directors or employees; and,

     (b) To reimburse Operator upon demand for any money or other property which Operator is required to pay out for any reason whatsoever in performing its duties hereunder or as a consequence thereof, whether the payment is required by law to settle labor claims, for operating expenses or any other charges or debts incurred or assumed by Operator or any other party, or judgments, settlements, or expenses in defense of any claim, civil or criminal action, proceeding, charge, or prosecution made, instituted or maintained against Operator or Owner, jointly or severally, because of the condition or use of the Complex, or acts or failures to act of Operator, its employees, officers, directors or agents, Owner, its employees, officers or agents, or arising out of or based upon any law, regulation, requirement, contract or award; and,

     (c) To defend any claim, action, suit or proceeding brought against Operator or Owner, jointly or severally, arising out of or connected with any of the foregoing, and to hold harmless and fully indemnify Operator from any judgment, loss or settlement on account thereof, regardless of the jurisdiction in which any such claims, actions, suits or proceedings may be brought.

     (d) Notwithstanding the foregoing, Owner shall not be liable to indemnify and hold Operator harmless from any liability described above which results from the gross negligence or willful misconduct of Operator, its agents, employees, officers or directors.

     6.05 Operator Insurance.  Any insurance provide by Operator under this
          ------------------
Article Six may be effected under policies of blanket insurance which cover other properties of Operator's affiliated entities, and the pro rata portion of such premiums shall be charged and allocated to the Complex on the same basis as allocated to other participating operations of Operator's affiliated entities. Any policies of insurance maintained by Operator pursuant to the provisions of this Section 6.05 may contain deductible provisions in such amounts as are
     ------------
maintained with respect to other operations of Operator's affiliated entities, taking into account local standards and practices. Further, in lieu of all or a part of comprehensive public liability insurance and worker's compensation and employer's liability insurance under clauses (a) and (d) of Section 6.02, any or
                                                            ------------
all of the risks covered by such insurance may be self-insured or self-assumed by the Owner under a self-insurance or assumption of risk program similar to those in effect at other operations of affiliates of Operator, up to such amounts as such risks are assumed or self-insured at other operations of Operator's affiliated entities.

                                 ARTICLE SEVEN
                                 -------------
                           GROUP SERVICES BY OPERATOR
                           --------------------------

     7.01   Group Services.  Operator shall provide to the Complex, from other
            --------------
offices or casinos managed by Operator or its affiliates or subsidiaries, the following services:

     (a)    General Administrative Service, in connection with:

      (i)   Operation:
           ----------
           Quality Control and Inspection;
           General Supervision;
           Supervision of Employee Hiring and Training;
           Sales Coordination;
           Coordination of a System-wide Preventive Maintenance
            Program;
           Coordination of Advertising and Promotional Program;
           Renovating and Redecoration of Complex;
           Purchasing of Furnishings and Equipment.


     (ii)  Accounting:
           -----------

           Coordination of the Accounting System, and the procuring of a Computer Program (Software) for the same;
           General Supervision of Accounting Reports;

          Internal Audits.

     (b) Specific services, whereby personnel might be loaned to the Complex as may be deemed reasonable by Operator from other hotel and/or casinos from time to time for the Complex's benefit.

     7.02 Costs of Services.  The cost of the services referred to in Section
          -----------------                                           -------
7.01 shall be reimbursed to Operator as a Complex operating expense on a direct
----
cost basis.  Such costs for services include:

     (a) Actual out-of-pocket expenses (excluding salary and other compensation) for the personnel necessary to coordinate the above services directly attributable to the Complex operation, including, without limitation, telecommunication and travel expenses; and

     (b)  In the case of specific services described in Section 7.01(b), the
                                                       ---------------
actual pro rata compensation cost and out-of-pocket reimbursable
       ---------
telecommunication and travel expenses of personnel while loaned to the Complex for its sole benefit.

     In the event employees of the Owner at the Complex are loaned to Operator or Operator's affiliated entities, for their sole benefit (as opposed to that of the Complex), the actual pro rata compensation cost and out-of-pocket reimbursable telecommunication and travel expenses of such loaned personnel shall be reimbursed to the Owner by Operator or such Operator affiliated entity.

     7.03 Software.
          --------

     (a)  Software.  Operator and Owner acknowledge that, through the experience
          --------
of Operator's affiliated entities, Operator has developed or directed the development of data processing computer software for hotel and casino operations (the "Software"). As part of the services furnished by Operator under this Agreement, Operator shall procure for the Complex Operator's data processing computer software for the operation of the Complex from Operator's affiliates. The cost and expense of such Software and any ordinary course updates thereto shall be deemed to be included within the Basic Management Fee; provided, however, special requests for Software specially developed for the Complex shall be procured by the Operator at Owner's sole cost and expense. In addition, Owner agrees that Operator shall purchase, at Owner's sole cost and expense, the necessary data processing hardware equipment to use the computer software in the operation of the Complex. Owner further agrees that, as an operating expense of the Complex and at Owner's sole cost and expense, Operator shall procure such installation, training, retraining and maintenance assistance from Operator's affiliates as Operator, in its sole discretion, deems advisable. For purposes of this Section 7.03(a), the term "Owner's cost and expense" is defined as a
        ---------------
cost which is cost competitive in the marketplace with other comparable available date processing software and hardware.

     (b)  Title to the Software.  Owner hereby acknowledges that the exclusive
          ---------------------
right of ownership in the Software, as well as any subsequent improvements, modifications or updates to the Software, vests solely in Operator. Owner hereby disclaims any right to ownership, possession or use of the Software and related materials. Owner hereby acknowledges the unique proprietary nature of the Software and does hereby covenant that Owner shall maintain the strict confidential nature of the Software and related materials provided for use pursuant to this Agreement and Owner shall not disseminate such Software or related materials to any other person or entity without the express written consent of Operator thereto. Owner hereby further covenants that it shall not, and it shall not suffer any other person or entity to, violate the provisions of this Section 7.03(b), which Owner hereby consents
                                   ---------------
shall be enforceable in equity, in a summary fashion, by Operator or its assignees without proof of harm other than an unauthorized disclosure.

     (c)  Return of the Software.  Upon termination of this Agreement, for
          ----------------------
whatever reason, Owner shall, within sixty (60) days of such termination, discontinue the use of the Software and/or related materials and certify to Owner that (i) the use of the Software and related materials has been discontinued, (ii) all originals and copies of the Software have been returned to Operator, and (iii) no person or entity has retained any portion, in original or duplicate, of the Software or related material. The provisions of Sections
                                                                      --------
7.03(b) and 7.03(c) of this Agreement shall survive any termination of this
-------     -------
Agreement.

     7.04 Intellectual Property.  Operator shall procure for the Complex and
          ---------------------
maintain during the Term of this Agreement the use of the "Hollywood Casino" name and related trademarks and trade dress, including those marks which may from time to time be developed and implemented in operating Hollywood Casino establishments in the United States (the "Intellectual Property") to the extent that the use of such additional marks are appropriate (as determined by the Operator) for use at the Complex. The cost and expense of such Intellectual Property shall be deemed to be included within the Basic Management Fee. Usage of the Intellectual Property during the Term of this Agreement shall be governed by a license agreement to be entered into by and between the owner of such marks and Owner. In the event of any termination of this Agreement by Owner in accordance with Section 11.02 of this Agreement, Owner shall have the option to
                -------------
continue the term of the foregoing license agreement for a term not to exceed ninety (90) days provided Owner pays to the owner of such marks an annual royalty fee equal to 1% of Complex Net Revenues. Operator shall at all times during the Term of this Agreement operate the Complex (including all gaming facilities) with the Intellectual Property and shall not, in any manner, operate the Complex (including all gaming facilities) in or under any other theme, style or motif without the express written consent of the Owner.


     7.05 Memorabilia.  Operator shall procure for the Complex, at the cost of
          -----------
purchase plus delivery to the Complex, certain items of memorabilia in keeping with the "Hollywood Casino" theme that will be either affixed to the Complex so as to become a fixture or so unique to the Complex that there is no intention to move such memorabilia to any other "Hollywood Casino" property (the "Owner Memorabilia"). The Owner Memorabilia shall be owned by the Owner and the cost of which shall be included in the Budgets and shall satisfy the terms of Section
                                                                         -------
4.10 of this Agreement.  In addition, Operator and/or its affiliates from time
----
to time will procure the use of certain other moveable memorabilia which periodically may be transferred by and between various "Hollywood Casino"
properties (the "Non-Owner Memorabilia").   Owner agrees and acknowledges that
Owner shall have no right to, title in or interest in the Non-Owner Memorabilia.

Upon termination of this Agreement, for whatever reason, Owner shall, within the earlier to occur of expiration of the license agreement referred to in the last sentence of Section 7.04 of this Agreement or sixty (60) days from termination
            ------------
of this Agreement, certify to Operator that all Non-Owner Memorabilia has been returned to Operator.

                                 ARTICLE EIGHT
                                 -------------
                    DAMAGE TO AND DESTRUCTION OF THE COMPLEX
                    ----------------------------------------

     8.01  Owner to Restore.  Owner agrees that, under the circumstances set
           ----------------
forth in the provisions of this Article Eight, to repair, restore, rebuild or replace any insured damage to, or impairment or destruction of the Complex from fire or other casualty. If Owner is obligated hereunder to undertake such work and shall fail to do so, Operator may, but shall not be obligated to, undertake or complete such work for the account of Owner and shall be entitled to be repaid therefor, and proceeds of insurance shall be made available to Operator.

     8.02  Limitation on Restoration.  If the Complex shall be totally destroyed
           -------------------------
or substantially destroyed during the Term of this Agreement by fire or other casualty and (a) the insurance required by Article Six of this Agreement shall have been maintained, and (b) the cost of repairing, restoring, rebuilding and replacing the same shall exceed one hundred percent (100%) of the proceeds of the insurance collectible by Owner for and on account thereof, Owner shall have the right and option, upon notice served upon Operator within sixty (60) days
after such fire or other casualty, to terminate this Agreement.   If the cost of
repairing, restoring, rebuilding or replacing the damage, impairment or destruction resulting from such fire or other casualty shall be less than one hundred percent (100%) of the proceeds of the insurance collectible by Owner, Owner shall repair, restore, rebuild or replace such damage, impairment or destruction, unless and to the extent that Owner and Operator shall otherwise agree. If Owner fails to undertake such work within ninety (90) days after a fire or other casualty, or shall fail to complete the same diligently, Operator, without prejudice to its rights to repair, restore, rebuild or replace such damage, impairment or destruction for and on behalf of Owner and its rights and remedies upon undertaking any such work provided for in this Article, may at its election, terminate this Agreement upon notice to Owner.



                                 ARTICLE NINE
                                 ------------
                                 CONDEMNATION
                                 ------------

     9.01  Total Condemnation.  If the whole of the Complex shall be taken or
           ------------------
condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding by any competent authority for any public or quasi-public use or purpose, or if such a portion hereof shall be taken or condemned so as to make it imprudent or unfeasible, in Operator's reasonable opinion, to use the remaining portion as a Complex of type and class immediately preceding such taking or condemnation, then, in either of such events, Operator, in its sole discretion, may determine that the Term of this Agreement shall cease and terminate as of the date of such taking or condemnation, and, in any such event, each of Operator, with respect to its interest in this Agreement, and Owner, with respect to the value of its constituent partners' interest in Owner, shall seek a valuation of such respective interest, and share in such award proportionally in accordance with such valuations.

     9.02  Partial Condemnation. If only a part of the Complex shall be taken or
           --------------------
condemned and the taking or condemnation of such part does not make it unfeasible or imprudent, in Operator's reasonable opinion, to operate the remainder as a Complex of the type and class immediately preceding such taking or condemnation, this Agreement shall not terminate, but out of the award to Owner, so much thereof as shall be reasonable necessary to repair any damage to the Complex, or any part thereof, or to alter or modify the Complex, or any part thereof, so as to render the Complex a complete and satisfactory architectural unit as a Complex of the same type and class as it was immediately preceding the taking or condemnation shall be used by Owner for that purpose. The balance of the award, after deduction of the sum necessary for restoration, shall be fairly and equitably apportioned between Owner and Operator so as to compensate Operator for any loss of income resulting from or as the result of the taking or condemnation.

                                  ARTICLE TEN
                                  -----------
                          RELATIONSHIP AND AUTHORITY
                          --------------------------

     The provisions of this Agreement relating to the Basic Management Fees and Complex Incentive Fees payable hereunder is included solely for the purpose of providing a method whereby the said fees can be measured and ascertained. Operator and Owner shall not be construed as joint venturers or partners of each other and neither shall have the power to bind or obligate the other except as set forth in this Agreement. Operator is, however, clothed with such additional authority and powers as agent of Owner as may be necessary to carry out the spirit and intent of this Agreement.

                                 ARTICLE ELEVEN
                                 --------------
                                  TERMINATION
                                  -----------

     11.01 Reciprocal Termination.  Notwithstanding any other provision of this
           ----------------------
Agreement to the contrary, each party shall have the right to terminate this Agreement on forty-five (45) days prior written notice (or such lesser period mandated by the Board) to the other in the event such other party shall cause, commit or suffer to exist with respect to:

     (a) A material breach of this Agreement which is not cured within the aforementioned forty-five (45) day period of written notice thereof;

     (b) The institution of any statute, regulation, rule or ruling rendering the conduct of gaming in the United States or at the Complex illegal;

     (c)   The Board shall deem Operator unsuitable;

     (d) Service mark registrations No. 1,851,759 or 1,903,858 for "Hollywood Casino" shall be rescinded by the U. S. Patent and Trademark Office. or a court of competent jurisdiction shall have entered a final non-appealable order enjoining or otherwise preventing the Operator from utilizing the "Hollywood Casino" mark at the Complex; or

     (e) HWCC-Louisiana, Inc. or its assignee or transferee ("HWCC") fails to contribute the lesser of (i) the portion of capital for which it is obligated under the terms of the Amended and Restated Master Agreement dated July 31, 1998, by and among New Orleans Paddlewheels, Inc., Shreveport Paddlewheels, L.L.C., Sodak Louisiana, L.L.C. and HWCC (the "Master Agreement") or the Joint Venture Agreement and (ii) the amount of capital contributed at such time by Sodak Louisiana, L.L.C., its affiliate or their assignee or transferee.

     11.02 Owner's Right to Terminate.  If, beginning with the second full
           --------------------------
fiscal year after the Opening Date, for any two (2) consecutive fiscal years, Adjusted EBITDA Margin (as defined below) for the Complex is less than seventy-five percent (75%) of the Average Adjusted Competitor EBITDA Margin (as defined below), Owner may terminate this Agreement by providing Operator with ninety
(90) days prior written notice, and Operator shall be deemed to have waived any rights or remedies it may have with respect to such termination, other than those set forth in this Agreement.

     The "Adjusted EBITDA Margin" shall be (i) EBITDA divided by Complex Net Revenues, multiplied by (ii) the Hotel Adjustment Factor. In calculating the Adjusted EBITDA Margin for any riverboat gaming operation with gaming taxes calculated according to a formula different from that to which the Complex is subject, the Adjusted EBITDA Margin for such other riverboat gaming operation shall be calculated as if the gaming taxes for such operation were calculated according to the same formula to which the Complex is subject.

     The "Average Adjusted Competitor EBITDA Margin" shall be the median of the Adjusted EBITDA Margins that are publicly available for all riverboat gaming operations in the Bossier City/Shreveport market. In the event there is an even number of riverboat gaming operations, the mean shall be the average of the two middle Adjusted EBITDA Margins for such riverboat gaming operations.

     The "Hotel Adjustment Factor" shall be the quotient of (i) 100 minus the number of increments of 100 hotel rooms (rounded to the nearest hundredth) at such riverboat gaming operation, divided by (ii) 100.
                                 -------

     11.03 Operator's Right to Terminate Under Certain Circumstances.
           ---------------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, Operator shall have the right to terminate this Agreement upon written notice to the Owner in the event of the occurrence of any of the events or circumstances described in Sections 4.09(b), 11.05, 12.02, or 13.13 of this Agreement.
             ----------------  -----  -----    ------

     11.04 Operator's and Owner's Right to Terminate for License Issues.
           ------------------------------------------------------------

     (a) Notwithstanding any other provision of this Agreement to the contrary, each of Operator and Owner shall have the right to terminate this Agreement upon written notice to the other in the event of the occurrence of any event or the existence of any facts with respect to the ownership or management of the Complex which, in the terminating party's good faith opinion, would jeopardize any gaming license or application for gaming license of such terminating party or its affiliated entities anywhere in the United States or Canada. Within twenty (20) days after notice of termination under this Section 11.04 is given, the party receiving
                                 -------------
such notice shall give a notice (a "Buy/Sell Notice") to the terminating party and to the terminating party's accountants of its election to either sell all (but not less than all) of the non-terminating party's (or its affiliate's) interest in the Owner (and in this Agreement, with respect to the Operator) to the terminating party (or its affiliate) or to buy all (but not less than all) of the terminating party's (or its affiliate's) interest in the Owner (and in this Agreement, with respect to the Operator), in either case at a purchase price mutually agreed upon by such parties or at the fair market value of such interest in the Owner (and in the Management Agreement, with respect to the Operator) as determined by an appraiser selected by the terminating party and reasonably acceptable to the non-terminating party.

     (b) Without limiting reasonableness to such circumstances, a determination made by the terminating party referred to in Section 11.04(a) of this Agreement
                                             ----------------
shall be deemed to be reasonable if based upon: (i) any written communication from a gaming regulatory authority of the applicable state; or (ii) written evidence that, if true, the terminating party's participation in, or involvement with, this Management Agreement and/or Operator's management of the Complex would violate any law, rule or regulation administrated by any gaming regulatory authority, so long as such evidence is not induced in bad faith by its recipient.

     (c) The closing of any transfer of an interest in Owner (or in the Management Agreement, with respect to the Operator) under this Section 11.04
                                                               -------------
shall take place at the principal office of the Owner or such other place as may be agreed upon by the Operator and Owner on the first business day that is at least ten (10) days after the date on which the purchase price is determined under Section 11.04(a) of this Agreement, or such other date as may be agreed by
      ----------------
the Operator and the Owner.

     (d) Notwithstanding any provision of this Agreement to the contrary, any transfer of an interest in the Owner or this Agreement is subject to the prior approval of the Board and all other applicable authorities.

     11.05  Operator's Right to Fund Necessary Funds or Terminate.  Upon the
            -----------------------------------------------------
failure of Owner to furnish the funds required for Operator to properly manage the Complex as contemplated herein or the failure of Owner to either compensate or reimburse Operator as stipulated in this Agreement, Operator shall have the right, but not the obligation, to either (a) advance the necessary funds to the Owner as a loan, which loan will bear interest at a market rate of interest plus 400 basis points, or (b) terminate this Agreement (but only if such failure is not solely as a result of any failure on the part of Operator's affiliate that is a joint venturer of the Owner to fund its applicable portion of such funds), said termination to become effective upon the expiration of the notice period otherwise provided in this Agreement, unless cured by Owner within such period. In the event Operator elects to exercise its rights under clause (a) of the preceding sentence, Owner will, if requested by Operator, execute and deliver a negotiable promissory note in form and substance satisfactory to Operator evidencing such obligation. In the event (i) Cash Flow for the Complex is in excess of $1 for the immediately preceding fiscal quarter and (ii) Operator elects to exercise its rights under clause (b) of the preceding sentence, (x) it is agreed that any such termination shall not cause or create any liability, responsibility, duty or obligation by Operator to Owner, and Owner shall be deemed to have waived any rights or remedies it may have with respect to such termination and (y) in addition to any and all other payments and monies owed to Operator, including without limitation, accrued charges with respect to insurance procured by Operator for Owner in accordance with Article Six and accrued and unpaid Basic Management Fees and Complex Incentive Fees, Owner shall be obligated to pay to Operator an amount equal to two (2) times the sum of the Basic Management Fees and Complex Incentive Fees payable by Owner for the immediately preceding twelve months of Owner.

     11.06   Termination Buy-Out Offer.  In the event of a termination of this
             -------------------------
Agreement in accordance with the provisions of Sections 11.01 (other than
                                               --------------
Section 11.01(b) at any time and Section 11.01(e) at any time prior to the
----------------                 ----------------
Opening Date), 11.03 (other than with respect to a termination under Section
               -----                                                 -------
13.13 where an approval described therein is not granted or is revoked or
-----
suspended because of unsuitability on the part of Operator or its affiliates), or 11.05, Owner will be deemed to have made an offer on the part of the Owner
   -----
and/or its constituent partners (other than Operator and its affiliate) to purchase Operator's or its affiliate's interest in Owner (the "Termination Buy-out Offer") for an amount equal to (a) if Owner is terminating as a result of Operator's breach of Sections 11.01(a), (c), (d) or (e) (with respect to Section
                     -----------------  ---  ---    ---                  -------
11.01(e), only after the Opening Date), the lesser of Appraised Value (as
--------
defined below) or book value of such interest, and (b) in the case of all other instances of termination under Sections 11.01 (other than Section 11.01(b) at
                               --------------             ----------------
any time and Section 11.01(e) at any time prior to the Opening Date), 11.02,
             ----------------                                         -----
11.03 (other than with respect to a termination under Section 13.13 where an
-----                                                 -------------
approval described therein is not granted or is revoked or suspended because of unsuitability on the part of Operator or its affiliates) or 11.05, the Appraised
                                                            -----
Value of such interest. Operator or its affiliate owning such interest in Owner, in its sole and absolute discretion, may elect to accept or reject the Termination Buy-out Offer. If Operator or its affiliate elects to accept the Termination Buy-out Offer, it shall notify Owner in writing within thirty (30) days of the giving of a notice of termination of this Agreement. The closing of, and payment to Operator or its affiliate for, such Termination Buy-out Offer shall occur no later than the effective date of Operator's termination as manager of the Complex. The "Appraised Value" of Operator's or its affiliate's ownership interest in Owner will be determined by an independent investment banking firm of national standing chosen by Operator or its affiliate. All costs (including investment banking fees) attributable to obtaining the foregoing investment banking valuation shall be borne by the Owner and shall not reduce the payment due to Operator or its Affiliate. If any party disputes the Appraised Value as determined above, it may retain a second independent investment banking firm of national standing to perform a second valuation. The average of the initial valuation and any such subsequent valuation shall be the Appraised Value and shall be binding on all parties. All costs (including investment banking fees) attributable to obtaining any subsequent investment banking valuation shall be paid solely by the party requesting such additional valuation.

                                ARTICLE TWELVE
                                --------------
                            SUCCESSORS AND ASSIGNS
                            ----------------------

     12.01  Assignments by Operator.  Owner's consent shall not be required for
            -----------------------
Operator to assign this Agreement or its rights and interest in the operation of the Complex to any entity in which Hollywood Casino Corporation, either directly or indirectly maintains a controlling interest and such assignment shall serve to fully relieve and discharge Operator from any further duties or obligations pursuant to this Agreement. In addition, Owner's consent shall not be required for Operator to collaterally assign this Agreement or its rights and interest in the operation of the Complex to any entity as security for indebtedness. Except as hereinabove provided, neither Operator nor Owner shall assign this Agreement or in any manner sell, assign or transfer its rights and interests in the Complex without the prior written consent of the non-assigning party. It is understood and agreed that any consent granted by the non-assigning party to any such assignment shall not be deemed a waiver of the covenant herein contained against assignment in any subsequent case.

     12.02  Transfers by Owner.  Any assignment, transfer or disposition by
            ------------------
Owner or any of its constituent partners of any interest in this Agreement or the Complex, whether voluntary or involuntary, shall require that the assignee, purchaser or recipient thereunder attorn to and be bound by this Agreement. In addition, no assignment, transfer or other disposition of any interest in this Agreement or the Complex shall be permitted if, in the good faith opinion of the Operator, any such proposed assignment, transfer or disposition would jeopardize, restrict, limit or create a right of cancellation of any approval, consent or licensing of Operator or its affiliates by any gaming authorities or other regulatory authorities. Owner agrees to notify Operator in writing at least sixty (60) days prior to any such contemplated assignment, transfer or disposition. In the event of a breach by Owner of the obligations set forth in this Section 12.02, Operator shall have the right, in its sole and absolute
     -------------
discretion, to elect to terminate this Agreement upon ninety (90) days prior written notice to Owner and it is agreed that any such termination shall not cause or create any liability, responsibility, duty or obligation by Operator to Owner, and Owner shall be deemed to have waived any rights or remedies it may have with respect to such termination. In the event of Operator's election to terminate this Agreement in accordance with the preceding sentence, in additional to any and all other payments and monies owed to Operator, including without limitation, accrued charges with respect to insurance procured by Operator for Owner in accordance with Article Six and accrued and unpaid Basic Management Fees and Complex Incentive Fees, Owner shall be obligated to pay to Operator an amount equal to two (2) times the sum of the Basic Management Fees and Complex Incentive Fees payable by Owner for the immediately preceding fiscal year of Owner.

     12.03  Assigns Bound.  Subject to the provisions of this Agreement
            -------------
regarding and/or restricting sale or assignments as set forth elsewhere in this Agreement, the terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors in interest and the assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to, except that no assignment, transfer pledge, mortgage, lease or sublease by or through Operator or by or through Owner, as the case may be, in violation of the provision of this Agreement shall vest any rights in the assignee, transferee, mortgagee, pledge, lessee, sublessee or occupant.

                               ARTICLE THIRTEEN
                               ----------------

                              GENERAL PROVISIONS
                              ------------------

     13.01     Best Evidence.  This Agreement shall be executed in original and
               -------------
"Xerox" or photostatic copies and each copy bearing original signatures of the parties hereto in ink shall be deemed an original.

     13.02     Amendment or Modification.  This Agreement may not be amended or
               -------------------------
modified except by a writing signed by all parties hereto.

     13.03     Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of Louisiana in effect on the date of the execution of this Agreement. Notwithstanding the foregoing, this Agreement shall, as required, be governed by and construed in accordance with the Louisiana Gaming Control Act and the rules and regulations of the Louisiana Gaming Control Board promulgated thereunder.

     13.04     Interpretation.  The preamble recitals of this Agreement are
               --------------
incorporated into and made a part of this Agreement; titles of Sections and Articles are for convenience only and are not to be considered a part of this Agreement. All references to years shall mean a year commencing as of the first day of January of each year. All references to the singular shall include the plural and all references to gender shall, as appropriate, include other genders.

     13.05     Severability.  In the event any one or more provisions of this
               ------------
Agreement is judicially declared null and void or otherwise unenforceable, the remainder of this Agreement shall survive, unless such survival vitiates the intent of the parties hereto.

     13.06     Prohibition on Recordation/Covenant of Disclosure.
               -------------------------------------------------

     (a) Operator hereby covenants and agrees that it shall take no action, nor authorize or suffer any one to take any action, the result of which would be to cause this Agreement, or a memorandum thereof, to be filed of record against the realty of the Complex. This covenant prohibiting recordation shall not apply to the filing of a judgment lien by reason of an action or cause of action arising from this Agreement or the breach thereof.

     (b) Owner hereby covenants and agrees that it shall disclose the existence, terms, provisions and conditions of this Agreement to any and all prospective purchasers and mortgagees of the realty of the Complex.

     13.07     Arbitration.  Any dispute, controversy or claim arising out of or
               -----------
related to this Agreement, shall be resolved in the following manner; provided, however, that any dispute, controversy or claim arising out of or related to the intellectual property rights of Operator (or Operator's parent, subsidiary or affiliates) will not be subject to arbitration. The parties hereto shall refer the matter to their chief executive officers for the negotiation of a mutually satisfactory resolution. If no such resolution is reached, then at any time after fifteen (15) days following the date the matter was referred to the chief executive officers of the parties, either party hereto may notify the other of its intention to have the claim finally settled by confidential arbitration in

Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and in accordance with the Federal Rules of Civil Procedure and Evidence applicable thereto. This agreement to arbitrate shall be specifically enforceable in any court of competent jurisdiction.

     13.08  Force Majeure.  With the exception of payment obligations imposed
            -------------
under this Agreement (which obligations are not subject to suspension, extinguishment or cancellation as a consequence of this Section 13.08 or
                                                        -------------
otherwise), the parties to this Agreement shall be excused from the performance of any obligation under this Agreement in the event such performance is hindered or prevented by strike, boycott, lockout or other labor trouble; and storm, fire, earthquake or Act of God; any riot, civil disturbance, or any act of war or of the public enemy; the shortage, unavailability or disruption in the supply of labor, materials, fuels or the disruption of postal, electrical, telephone or other utility service; any present or future governmental law, ordinance, order rule or regulation; or any other cause or contingency beyond the respective parties' control, but only during such time as such party is unable due to a specified reason herein to perform its obligations hereunder.

     13.09  Waiver.  None of the terms of this Agreement, including this Section
            ------                                                       -------
13.09, or any term, right or remedy hereunder shall be deemed waived unless such
-----
waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.


     13.10  General Warranties.  Each party hereto warrants and represents to
            ------------------
the other as follows:

     (a) Each party has or will diligently pursue all necessary governmental licenses and permits required to satisfy its obligations under this Agreement; and,

     (b) Each party has the right, power, title and authority to enter into this Agreement.

     13.11  Parol.  This Agreement constitutes the entire agreement and
            -----
understanding of the parties hereto with respect to the subject matter hereof, and this Agreement supersedes any prior understandings, agreements, or undertakings.

     13.12  Effectiveness of Agreement.  This Agreement shall be rendered void
            ---------------------------
and of no further force or effect if the Board fails to grant the Approval (as defined in the Master Agreement).

     13.13  Regulatory Approvals.  This Agreement is subject to the approval
            --------------------
of Operator's participation as manager of the Complex by the gaming authorities in the States of Illinois, Mississippi and New Jersey or any other jurisdiction in which either Operator or any of Operator's affiliated entities has a gaming license, or an application for a gaming license, if any such approvals are required. In the event that any of such approvals are not obtained, or are revoked or suspended, Operator shall have the right to terminate this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                         QNOV


                                         By: HWCC-Louisiana, Inc.


                                         By: /s/ Jack E. Pratt
                                            ---------------------------
                                         Name:   Jack E. Pratt
                                              -------------------------
                                         Title:  Chairman and President
                                               ------------------------


                                         By: Sodak Louisiana, L.L.C.


                                         By: /s/ Kevin L. Buntrock
                                            ---------------------------
                                         Name:   Kevin L. Buntrock
                                              -------------------------
                                         Title:  Manager
                                               ------------------------



                                         HWCC-SHREVEPORT, INC.

                                         By: /s/ Jack E. Pratt
                                            ---------------------------
                                         Name:   Jack E. Pratt
                                              -------------------------
                                         Title:  Chairman and President
                                               ------------------------



Exhibits:
--------
A - Description of Complex
B- Technical Services Agreement

                                  EXHIBIT "A"
                                  -----------

                          DESCRIPTION OF THE COMPLEX

                                [Not included]












                             Exhibit "A" - Page 1

                                  EXHIBIT "B"
                                  -----------


                         TECHNICAL SERVICES AGREEMENT


                                [Not included]







                             Exhibit "B" - Page 1